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WILLIAMS-SONOMA, INC.

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[WILLIAMS-SONOMA LOGO]

3250 Van Ness Avenue
San Francisco, California 94109

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	Wednesday, May 28, 2003

TIME:	10:00 a.m.

PLACE:	3250 Van Ness Avenue San Francisco, CA 94109

ITEMS OF BUSINESS:	1) The election of the full board of directors.

2) The amendment of the Williams-Sonoma, Inc. Restated Articles of Incorporation, as amended, to restate the provisions governing the company’s authority to indemnify its directors, officers, employees and other agents.

3) The ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending February 1, 2004.

4) Such other business as may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of March 31, 2003.

PROXY VOTING:	It is important that your shares be represented and voted at the Annual Meeting. Please mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

DATE OF MAILING:	This notice, the Proxy Statement and the Annual Report are first being mailed to shareholders on or about April 14, 2003.

By Order of the Board of Directors

Seth R. Jaffe
Secretary

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
INFORMATION CONCERNING EXECUTIVE OFFICERS
SHAREHOLDER PROPOSALS
AVAILABILITY OF REPORT ON FORM 10-K
EXHIBIT A Williams-Sonoma, Inc. Audit Committee Charter

WILLIAMS-SONOMA, INC.
3250 Van Ness Avenue
San Francisco, California 94109

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, May 28, 2003

GENERAL INFORMATION

      Our Board submits this Proxy Statement and the enclosed proxy card for use at the Annual Meeting of Shareholders, to be held on Wednesday, May 28, 2003, and for any adjournment or postponement thereof. Our Annual Report to Shareholders for the fiscal year ended February 2, 2003, including our financial statements of fiscal 2002, is also enclosed.

What is the purpose of the Annual Meeting?

      Shareholders will vote on the following:

•	The election of the full board of directors;

•	The amendment of our Restated Articles of Incorporation, as amended, to restate the provisions governing the company’s authority to indemnify its directors, officers, employees and other agents;

•	The ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending February 1, 2004; and

•	Such other business as may properly come before the meeting or any adjournment or postponement thereof, including shareholder proposals.

Who may vote?

      Only shareholders of record at the close of business on March 31, 2003, are entitled to receive notice of and to vote at the Annual Meeting. This is known as the record date. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were XXXXXX shares of our common stock outstanding and entitled to vote, held of record by XXX shareholders.

How do I vote?

      You may vote in person at the Annual Meeting or by mailing in the enclosed proxy card in the enclosed envelope before the Annual Meeting.

What if I return my proxy card but do not provide voting instructions?

      If a signed proxy card is returned without any indication on how its shares should be voted, votes will be cast FOR the election of the directors named in this Proxy Statement; FOR the described amendment to our Restated Articles of Incorporation, as amended; and FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 1, 2004.

How many votes must be present to hold the Annual Meeting?

      A majority of our shareholders as of the record date must be present in person or by proxy at the Annual Meeting to transact business. This is known as a quorum. Your shares that are voted in person or by signed proxy card, including abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

      The term broker non-vote refers to shares that are held by brokers that are present in person or represented by a proxy at the Annual Meeting but that are not voted because the brokers were prohibited from exercising discretionary authority to vote the shares.

What is cumulative voting?

      You have cumulative voting rights only with respect to the election of directors. Cumulative voting rights entitle you to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. Your cumulative votes may be cast for one director nominee or distributed among two or more director nominees. To engage in cumulative voting, one or more shareholders of record as of the record date, must nominate a director nominee or nominees before voting begins and must give notice at the Annual Meeting of the intention to cumulate votes before voting begins. If any shareholder gives such notice, then every shareholder entitled to vote may cumulate votes for nominees.

How many votes are needed to elect directors?

      The nine director nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. This is called a plurality. Your proxy will be voted FOR each of the director nominees unless a signed proxy card is marked “withhold authority” as to a particular nominee or nominees for director. Shares not voted, either by marking “abstain” on your proxy card or otherwise, will have no impact on the election of directors.

How many votes are needed to approve the proposals, other than the election of directors?

      Proposal No. 2 (Amendment of our Articles of Incorporation) requires the affirmative vote of a majority of our outstanding shares of common stock. Proposal No. 3 (Ratification of Auditors) requires the affirmative vote of a majority of the votes cast at the Annual Meeting. A signed proxy card marked “abstain” with respect to a proposal will not be voted on that proposal.

Are there any shareholder proposals this year?

      No, we did not receive notice, before March 1, 2003, of any shareholder proposals for this year’s Annual Meeting.

What if I want to change my vote(s)?

      You may revoke your proxy prior to the close of voting at the Annual Meeting by either 1) sending written notice of revocation to our Secretary; 2) sending a signed proxy card bearing a later date to our Secretary; or 3) by attending the Annual Meeting, revoking your proxy and voting in person.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts with brokers and/or our transfer agent. You should vote all of these shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

      We pay all of the expenses incurred in preparing, assembling and mailing this Proxy Statement and the materials enclosed. We retained Skinner & Company to assist in the solicitation of proxies at an estimated cost of $5,000. Some of our officers or employees may solicit proxies personally and by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

      A proposal to elect our board of directors.

How many members are on our Board?

      Our Board consists of nine members who are elected annually.

How often did our Board meet in fiscal 2002?

      During fiscal 2002, our Board held a total of eight meetings and did not act by unanimous written consent. Each incumbent director, except James A. McMahan, Heather Reisman and Richard T. Robertson, attended at least 75% of our Board meetings.

What would happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

      Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should it occur, the nominations committee would nominate someone to stand for election and your proxies will be voted for such person or persons designated by the proxy holders.

How are the directors compensated?

      Directors do not receive any cash compensation for their service on our Board or Board committees. As their exclusive compensation relating to Board and Board committee service, directors are awarded stock options. Specifically, we grant each director an option to purchase 13,500 shares of our common stock upon the director’s initial election to our Board, and an option to purchase an additional 10,500 shares of our common stock each time the director is re-elected to our Board. The exercise price of these options is not less than 100% of the fair market value of our stock on the date of the option grant or not less than 110% for an incentive stock option granted to a shareholder with greater than 10% of the voting power of all of our stock.

Are there any family or other special relationships among the members of our Board?

      No, there are no family relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

      The following table sets forth information, as of March 31, 2003, with respect to each director nominee. All nominees currently serving on our Board were elected directors at the annual shareholders’ meeting held on May 29, 2002. Each director nominee furnished the biographical information set forth below.

	Director
Nominee	Since	Position with the Company and Business Experience

W. Howard Lester	1979	Chairman since 1986
Age 67		Chief Executive Officer, 1979 — 2001
		Member of the Nominations and Corporate Governance
		Committee
		Director of Harold’s Department Stores, Inc. (retail sales)
Edward A. Mueller	1999	Chief Executive Officer since January 2003
Age 55		President and Chief Executive Officer of Ameritech
		(telecommunications), 2000 — 2002
		President of:
		SBC Int’l Operations (telecommunications), 1999 — 2000
		Pacific Bell (telecommunications), 1997 — 1999
		Southwestern Bell (telecommunications), 1994 — 1997
Charles E. Williams	1973	Founder and Vice Chairman since 1986
Age 87
Adrian D.P. Bellamy	1997	Chairman of the Compensation Committee
Age 61		Member of the Nominations and Corporate Governance
		Committee and Audit Committee
		Chairman and Director of:
		The Body Shop Inc.
		The Body Shop International PLC (personal care products)
		Gucci Group N.V. (luxury goods)
		Director of:
		The Gap, Inc. (clothing)
		Reckitt Benckiser PLC (household, personal and health
		products)
		The Robert Mondavi Corporation (wine)
Patrick J. Connolly	1983	Executive Vice President and Chief Marketing Officer
Age 57		since 2000
		Executive Vice President, General Manager, Catalog,
		1995 — 2000
		Senior Vice President, Mail Order, 1991 — 1995
		Vice President, Mail Order from 1979 — 1990
Michael R. Lynch	2000	Chairman of the Nominations and Corporate Governance
Age 51		Committee and Chairman of Audit Committee
		Member of the Audit Committee
		Managing Director of Goldman, Sachs & Co. since 1996
		(investment banking)
James A. McMahan	1979	Chief Executive Officer of McMahan Furniture Stores
Age 80		(furniture), 1947 — 1999
Heather M. Reisman	2000	Member of the Audit Committee
Age 54		Chairman, Chief Executive Officer, President, Indigo Books &
		Music, Inc. (books and music) since August 2001
		Director and Chief Executive Officer of Chapters, Inc. (books),
		2001
		Director, President and Chief Executive Officer of Indigo Books
		and Music, Inc., 1996 — 2001
		Director of Rogers Cable, Inc. (internet access and videos)
Richard T. Robertson	2000	Member of the Compensation Committee
Age 57		President of Warner Bros. Domestic Television Distribution
		(entertainment) since 1989

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What are the committees of our Board?

      Our Board has the following committees, with the following members as of March 31, 2003:

		Number of
		Meetings in
Committee and Members	Functions of Committee	Fiscal 2002

Audit: Michael R. Lynch, Chairman Adrian D.P. Bellamy Heather M. Reisman	• Monitors the integrity of financial reports and other financial information prepared by the Company • Appoints and/or replaces the independent auditors and assesses the independent auditors’ qualifications and independence • Reviews the performance of the Company’s internal audit function, independent auditors and the Company’s auditing, accounting and financial reporting procedures • Monitors the Company’s compliance with legal and regulatory requirements	6
Compensation: Adrian D.P. Bellamy, Chairman Richard T. Robertson	• Administers the Company’s compensation plans • Reviews and recommends officers’ compensation	2
Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy W. Howard Lester	• Establishes corporate governance policies • Makes recommendations for nominees for directors • Considers shareholders’ director nominations	2

Did all of the committee members attend at least 75% of the meetings in fiscal 2002?

      Each committee member attended at least 75% of their respective committee meetings, except that Ms. Reisman attended four of the six Audit Committee meetings and Mr. Robertson attended one of the two Compensation Committee meetings.

Do the committees consist of only independent directors?

      All of our Audit Committee members are independent. All of our Compensation Committee members are independent. Other than Mr. Lester, all of our Nominations and Corporate Governance Committee members are independent.

Will the Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

      Yes, the Nominations and Corporate Governance Committee will consider nominees recommended by shareholders provided such nominees are submitted pursuant to the procedures and timelines described in the “Shareholder Proposals” section of this Proxy Statement.

Are there any disclosures relating to Compensation Committee Interlocks and insider participation?

      During fiscal 2002, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL 2

AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED

What is this proposal?

      A proposal to amend the second paragraph of Article V of our Restated Articles of Incorporation, as amended. This paragraph, or indemnification provision, provides certain authority to us to indemnify our directors, officers, employees and other agents under California law. The indemnification provision currently reads as follows:

“The Company is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.”

      If approved, the indemnification provision would be amended and restated in its entirety to read as follows:

“The Company is authorized to indemnify the directors, officers, employees and other agents (as defined in Section 317 of the Corporations Code) of the Company to the fullest extent permissible under California law.”

What does it mean to indemnify a person?

      To indemnify a person means to hold them harmless from liability. When we agree to indemnify our directors, officers, employees and other agents, we agree to hold them harmless from liability in any civil, criminal, administrative, investigative or similar proceeding relating to their service on behalf of us. As a general matter, this means paying the reasonable legal fees of these people and certain settlements, judgments and fines that they may become subject to in connection with such a proceeding. Such indemnification is subject, however, to limitations under California law and other applicable law.

How is the proposed new indemnification provision different than our current indemnification provision?

      The current indemnification provision may be deemed to limit our authority to indemnify our directors, officers, employees and other agents to situations involving an alleged breach of duty. However, under California law, a company may indemnify such people against claims that do not involve an alleged breach of duty. The proposed new indemnification provision is intended to clarify and ensure that we have the fullest authority to indemnify such people under California law, including the authority to indemnify them against claims not involving an alleged breach of duty.

Do the indemnification provisions require us to indemnify its directors, officers, employees or other agents?

      No. Neither the current indemnification provision nor the proposed new indemnification provision requires us to indemnify any person. A determination as to whether to provide indemnification must be made by the Board of Directors, the shareholders, or as otherwise permitted or mandated by California law. The purpose of the new indemnification provision is to ensure that we have the fullest authority, and thus the maximum flexibility, to provide such indemnification under California law.

In what ways do we currently indemnify directors and officers?

      Our Bylaws require us to indemnify and hold harmless any director or officer, or anyone serving at a director or officer’s bequest in any capacity with another entity, to the fullest extent authorized under California law. We also carry directors and officers liability insurance that provides coverage for our directors, officers and other persons. We do not currently have any indemnification agreements in effect with any of our directors, officers or employees.

Why do we recommend that the indemnification provision be amended?

      Our objective is to ensure that we have the authority to provide the maximum possible indemnification to our directors, officers, employees and other agents permitted under California law by clarifying and ensuring that our Articles of Incorporation provide such authority. We believe that amending the indemnification provision will provide greater certainty as to our indemnification authority, allow more flexibility in structuring indemnification arrangements and ultimately help us attract and retain the highest quality directors, officers, employees and agents.

What vote is required to approve this proposal?

      To approve this proposal, a majority of the outstanding shares of our common stock must vote FOR this proposal. Abstentions and broker non-votes will be counted to determine if there is a quorum but will not be counted as a vote for or against this proposal. As a result, abstentions and broker non-votes will have the same effect as a vote against this proposal.

If approved, when would the amendment become effective?

      If approved, the amendment will become effective upon our filing an amendment to our Articles of Incorporation, or a restated version of our Articles of Incorporation that reflects this amendment, with the California Secretary of State soon after the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THIS AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

What is this proposal?

      A proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent auditors for fiscal 2003. The Audit Committee selected Deloitte as our independent auditors for fiscal 2003, subject to ratification by our shareholders.

What relationship does Deloitte currently have with us?

      Deloitte audited our financial statements for the last twenty-three years. Based in part upon information provided by Deloitte, the Audit Committee determined that Deloitte is independent under applicable independence standards. Deloitte’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. He or she also will be available to respond to appropriate questions.

What services does Deloitte provide?

      Deloitte’s audit services for fiscal 2002 included examination of our consolidated financial statements, review of our consolidated quarterly reports, and audit services related to periodic filings made with the Securities and Exchange Commission. Deloitte also discussed certain matters with our Audit Committee as more fully described in the Audit Committee report below.

What vote is required to approve this proposal?

      To approve this proposal, a majority of the shares of common stock voting at the Annual Meeting, either in person or by mail, must vote FOR this proposal. Abstentions and broker non-votes can have the effect of preventing approval of this proposal. Abstentions and broker non-votes will be counted to determine if there is a quorum but will not be counted as a vote for or against this proposal. Therefore, the number of affirmative votes cast for this proposal could be a majority of the votes actually cast but not a majority of the required quorum and the proposal would not be approved.

What will happen if shareholders vote against this proposal?

      If shareholders vote against this proposal, we will consider interviewing other independent auditors. There can be no assurance, however, that we will choose to appoint other independent auditors even if this proposal is not passed.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2003.

INFORMATION CONCERNING EXECUTIVE OFFICERS

      This table provides certain information about our executive officers. The executive officers are elected by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

W. Howard Lester	*
Age 67

Edward A. Mueller	*
Age 55

Charles E. Williams	*
Age 87

Laura J. Alber	President, Pottery Barn Brands since 2002
Age 34	Executive Vice President, Pottery Barn Brand, 2000-2002
Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids
Retail, 1999-2000
Divisional Vice President, Pottery Barn Catalog, 1997-1999
Director, Pottery Barn Catalog, 1996-1997

James E. Boike	Executive Vice President and Chief Operating Officer since 2001
Age 56	Executive Vice President, Premium Brands, 2000-2001
Executive Vice President, Stores and Operations, 1997-2000
Senior Vice President, Stores, 1995-1997
Vice President, Stores, 1994-1995
Vice President, Merchandise Operations, 1993-1994

Patrick J. Connolly	*
Age 56

Patrick Cowell	President, Williams-Sonoma Brand since 2002
Age 53	President, Cowell Development (real estate development)
since 1999
President and Chief Executive Officer, Airport Group International
(management and development of international airports),
1996-1999
President, Americas and Caribbean, Sun International Hotels and
Resorts (hotels and resorts), 1994-1996

Donna H. Isralsky	Senior Vice President, Product Supply Chain and International
Age 47	Operations since 1999
Vice President, Product Supply Chain, 1996-1999
Vice President, Operations, Production and Sourcing of Reebok
International Ltd. (athletic apparel), 1994-1996

Ronald M. Loeb	Senior Vice President, General Counsel since 1999
Age 70	Retired, 1997-1999
Irell & Manella LLP (law firm), 1959-1997, Senior Partner
1972-1997
Interim Chief Executive Officer, Mattel, Inc. (toys), 2000
Director of Mattel, Inc.

Sharon L. McCollam	Senior Vice President, Chief Financial Officer since 2000
Age 40	Vice President, Finance, 2000
Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996-2000

Dean A. Miller	Senior Vice President, Global Logistics since 2001
Age 40	Vice President, Retail Distribution, 2001
Vice President, Global Logistics, United Parcel Services (shipper),
1996-2001

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees.”

Executive Compensation

      This table sets forth the annual and long-term compensation earned by (i) our Chief Executive Officer and former Chief Executive Officer who served in that position until January 9, 2003; and (ii) the four other most highly compensated executive officers during fiscal 2002; (collectively, the “Named Executive Officers”). None of these officers held stock appreciation rights during the years represented in the tables.

Summary Compensation Table

						Long Term
						Compensation
						Awards
		Annual
		Compensation(2)			Other	Restricted	Securities
					Annual	Stock	Underlying	All Other
Name and Principal Position	Year(1)	Salary($)	Bonus($)		Compensation($)	Awards($)	Options(#)(3)	Compensation($)

W. Howard Lester	2002	$904,122	$	XXX	$65,945 (4)	—	—	$11,723	(5)
Chairman of the Board of Directors	2001	899,787		400,000	—	—	100,000	7,754
	2000	893,796		—	—	—	400,000	10,034

Edward A. Mueller	2002	37,500		—	—	—	1,021,000 (6)	80	(7)
Chief Executive Officer	2001	—		—	—	—	21,000	—
(commencing January 13, 2003)	2000	—		—	—	—	21,000	—

Laura J. Alber	2002	498,055		XXX	—	—	—	16,800	(8)
President, Pottery Barn Brands	2001	407,700		175,000	—	—	400,000	7,523
	2000	278,291		—	—	—	—	7,319

James E. Boike	2002	600,000		XXX	—	—	—	12,682	(9)
Executive Vice President and Chief	2001	544,462		225,000	—	—	200,000	5,403
Operating Officer	2000	375,680		—	—	—	100,000	5,784

Patrick J. Connolly	2002	499,931		XXX	—	—	—	16,492	(10)
Executive Vice President, Chief	2001	506,065		140,000	—	—	40,000	7,754
Marketing Officer, and Director	2000	482,923		—	—	—	400,000	9,304

Dale W. Hilpert	2002	950,000		XXX	—	—	—	6,954	(11)
Chief Executive Officer	2001	754,038		355,000	25,000	$7,725,000	1,000,000	954
(ending January 9, 2003)	2000	—		—	—	—	—	—

(1)	Rows specified “2002”, “2001” and “2000” represent fiscal years ended February 2, 2003, February 3, 2002 and January 28, 2001, respectively.

(2)	While the Named Executive Officers enjoy certain perquisites, except as otherwise indicated below, the aggregate value of such perquisites for the fiscal years shown did not exceed or equal the lesser of $50,000 or 10% of each such officer’s salary and bonus for the applicable fiscal year.

(3)	Figures have been adjusted to reflect stock splits.

(4)	Comprised of $65,945 for use of our airplane for personal business.

(5)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000 and (ii) our matching contribution of $10,769 under our Associate Stock Incentive Plan, which amounts are subject to vesting.

(6)	Comprised of (i) an option to purchase 1,000,000 shares of our common stock granted upon Mr. Mueller’s appointment as our Chief Executive Officer and (ii) an option to purchase 21,000 shares of our common stock as Mr. Mueller’s compensation as an external director during fiscal 2002.

(7)	Comprised of premiums in the amount of $80 paid by us for term life insurance in excess of $50,000.

(8)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; (ii) our matching contribution of $9,846 under our Associate Stock Incentive Plan, which amounts are subject to vesting; and (iii) a $6,000 car allowance paid by us.

(9)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; (ii) our matching contribution of $5,908 under our Associate Stock Incentive Plan, which amounts are subject to vesting; and (iii) a $6,000 car allowance paid by us.

(10)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; (ii) our matching contribution of $9,538 under our Associate Stock Incentive Plan, which amounts are subject to vesting; and (iii) a $6,000 car allowance paid by us.

(11)	Comprised of (i) premiums in the amount of $954 paid by us for term life insurance in excess of $50,000; and (ii) a $6,000 car allowance paid by us.

Option Grants in Fiscal 2002

      This table sets forth certain information regarding all stock option grants made to the Named Executive Officers during fiscal 2002.

	Individual Grants				Potential Realizable
Value at Assumed Annual
	Number of	Percentage of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option?
	Underlying	Granted to	Exercise or		Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year(%)	($/Sh)	Date	5%($)	10%($)

Edward A. Mueller	1,000,000	29.7%	$26.00	1/13/2013	$16,351,260	$41,437,304
	21,000	.06	32.80	5/29/2012	433,183	1,097,770

(1)	The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent our estimate or projection of the future of our stock price.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Value

      This table sets forth information with respect to the Named Executive Officers’ exercise of stock options during fiscal 2002 and the fiscal year-end value of unexercised options held at the end of fiscal 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares		Year-End(#)		Fiscal Year-End($)(2)
	Acquired on	Value
Name	Exercise(#)(1)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

W. Howard Lester	324,000	$9,632,520	2,190,000	260,000	$35,784,500	$3,018,200
Edward A. Mueller	—	—	90,000	1,000,000	366,600	—
Laura J. Alber	157,360	2,887,970	162,200	374,300	1,797,334	4,183,360
James E. Boike	—	—	278,000	52,000	3,026,620	687,720
Patrick J. Connolly	34,500	759,334	616,000	220,000	7,670,080	2,231,320
Dale W. Hilpert	90,000	1,039,171	910,000	—	10,565,100	—

(1)	Figures have been adjusted to reflect stock splits.

(2)	Represents the difference between the closing market price of our common stock on January 31, 2003 ($23.67 per share) and the exercise price of the options.

What are the terms of the employment, termination of employment and change-in-control agreements with our Named Executive Officers?

Laura J. Alber

      We entered into an employment agreement with Ms. Laura J. Alber, effective as of March 19, 2001, relating to her employment as the Executive Vice President of Pottery Barn. The initial term of the agreement expires March 19, 2004, with automatic extension for additional one-year terms, until the agreement is terminated by Ms. Alber or by us. We committed in the agreement to pay Ms. Alber an annual base salary of not less than $400,000. If we terminate Ms. Alber’s employment without “cause” (as defined in the agreement), or if she terminates her employment with us for “good reason” (as defined in the agreement) she would be entitled to receive continuation of her base salary and health insurance coverage for up to three years, so long as she does not breach certain post-termination obligations as described in the agreement. Ms. Alber was elected President, Pottery Barn Brands effective February 11, 2002.

James E. Boike

      We entered into an agreement with Mr. James E. Boike, our Executive Vice President, Chief Operating Officer, effective as of May 8, 2001, pursuant to which we agreed to pay to Mr. Boike a “guaranteed spread” on certain unvested stock options owned by Mr. Boike. The guaranteed spreads are subject to a cap, and the spreads and the cap are dependent on whether Mr. Boike’s employment terminates after the first or after the second year of the agreement.

Dale W. Hilpert

      We entered into a separation agreement with Mr. Dale W. Hilpert, our former Chief Executive Officer, pursuant to which Mr. Hilpert left our company as of January 9, 2003. Pursuant to the agreement, we accelerated the vesting of Mr. Hilpert’s unvested stock options and released our repurchase right on Mr. Hilpert’s restricted shares of our common stock. We also agreed to pay Mr. Hilpert a bonus based on our performance in 2002. Our Compensation Committee, using a pre-determined formula linked to our performance in 2002, set Mr. Hilpert’s bonus at $XXX.

Committee Reports

      The following reports by our Compensation Committee and our Audit Committee covering fiscal 2002 shall not be deemed to be (i) “soliciting material”; (ii) to be “filed” with the Securities and Exchange Commission; (iii) subject to Regulations 14A or 14C of the Securities Exchange Act; or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act. The reports shall not be deemed incorporated by reference into any other company filing under the Securities Exchange Act or the Securities Act.

COMPENSATION COMMITTEE REPORT

General

      We are responsible for setting the company’s policy on executive compensation. We determine the compensation paid to the company’s executive officers, including the Chief Executive Officer, and provide assistance and recommendations with respect to compensation plans. We are comprised of the directors named below and none of us has ever served as an officer of the company. Each member of our Compensation Committee is independent under the rules of The New York Stock Exchange as currently in effect and is a non-employee director under Section 16(b) of the Securities Exchange Act of 1934.

What is the philosophy of executive compensation?

      We believe that executive officers and other key employees should have a significant stake in the company’s stock performance and that compensation programs should link executive compensation to shareholder value. For this reason, our executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns.

Do we compare the company’s compensation practices to those of other companies?

      Yes. We believe that the compensation practices of many different companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year. Specifically, we strive to ensure that the company’s compensation programs and executive compensation are competitive, taking into account: (i) pay practices of 8 retailers of comparable size which are part of the Center for Research in Security Prices Index for NASDAQ Retail Trade Stocks, one of the indices used in the performance graph below; and (ii) pay practices at other companies considered comparable in each year, based on industry, revenues and other factors. We refer to these companies collectively as “comparable companies.” For fiscal 2002, we used 27 specialty retail companies as the comparable companies. In addition, the company utilizes an independent executive compensation consultant hired by management for the purpose of meeting with us to provide information on the competitiveness of the company’s compensation programs.

What are the components of executive compensation?

      We consider three major elements in our compensation program: (i) base salary, (ii) annual incentive opportunities and (iii) long-term incentives.

How are base salaries determined?

      We expect and confirm that the company’s executive officers’ base salaries fall within the third quartile (i.e., the top 50th to 75th percentile) of comparable companies, adjusting, as appropriate, to reflect differences in each particular executive officer’s responsibilities, experience and individual contributions to the company’s success. We review and set the company’s executive officers’ base salaries, including those of the Named Executive Officers, on an annual basis. This review occurred in February 2002 to confirm appropriate base salaries for fiscal 2002. For all new executives who joined the company after the February 2002 review, we reviewed and approved base salaries in connection with their hire date.

How are annual incentives determined?

      The company promotes outstanding performance by rewarding executive officers for achieving specific performance objectives with an annual cash bonus. The company pays bonuses only when the company exceeds a minimum corporate earnings objective as established by us in the first quarter of each fiscal year. Bonuses to executive officers are based on a pre-determined formula linked to the company’s performance. The executive officers’ base salaries and the bonus target together place annual cash compensation within the third quartile of comparable companies.

What are the criteria considered in awarding annual incentives?

      Key performance criteria for evaluating executive officers include business and financial objectives, people and organizational goals, and other relevant factors as determined by us with input from the company’s senior management. These criteria change from year to year. In the first quarter of each fiscal year, we review a performance report that summarizes management’s view regarding whether, and to what extent, the key performance criteria were attained. The performance report also discusses any other significant but unforeseen factors that may have positively or negatively affected the company’s performance.

      We verify the company’s actual earnings for each performance period, review management’s recommendation for the resulting aggregate bonus awards and approve the aggregate amount. We also review and approve the individual recommendations for our executive officers, and the company’s Chief Executive Officer approves the recommendations for all other eligible employees below the executive officer level.

      Based on the company’s performance in fiscal 2002 and certain brand specific metrics, incentive bonuses were paid to the Named Executive Officers, as follows:

Mr. Lester	$	XXX
Mr. Mueller		$0
Ms. Alber	$	XXX
Mr. Boike	$	XXX
Mr. Connolly	$	XXX
Mr. Hilpert	$	XXX

How is long-term incentive compensation determined?

      The third component of the company’s executive compensation program consists of annual stock option grants. We continue to believe that stock option grants are important for motivating executive officers (and other employees) to increase shareholder value over the long term. Although we did not grant any stock options to any named executive officers (other than to Mr. Mueller upon his appointment as the company’s Chief Executive Officer) in fiscal 2002, we concluded that stock options may be granted to executive officers in fiscal 2003. We believe that stock option grants to executive officers reflect competitive practices at comparable companies and the company’s assessment of individual contributions.

      Under the company’s existing stock option plans, the exercise price of all stock options is not less than 100% of the fair market value of the stock on the date of the option grant or not less than 110% for an incentive stock option granted to a shareholder with greater than 10% of the voting power of all company stock. Options granted pursuant to the company’s stock option plans generally vest in five equal annual installments. It is the company’s policy not to reprice stock options in the event that the fair market value of the common stock falls below the exercise price of the stock options and to not engage in a stock option exchange program.

How is the Chief Executive Officer compensated?

      Edward A. Mueller was hired as Chief Executive Officer effective January 13, 2003. We determined Mr. Mueller’s compensation package based, in part, on a review of the compensation paid to chief executive officers of comparable companies, the compensation packages we have historically paid to our chief executive officer and our general compensation philosophy as described above. Mr. Mueller’s package for 2002 includes salary of $975,000, a potential bonus, and the grant of a stock option to purchase 1,000,000 shares of our common stock under the Williams-Sonoma, Inc. 2001 Stock Option Plan. The bonus portion of Mr. Mueller’s compensation is based on a formula linked to the company’s earnings performance and Mr. Mueller’s individual performance.

      Dale W. Hilpert served as Chief Executive Officer from April 2, 2001, through January 9, 2003. Mr. Hilpert earned an annual salary of $950,000 in fiscal 2002. Mr. Hilpert’s salary was based, in part, on a review of the compensation paid to chief executive officers of comparable companies, the compensation packages we have historically paid to our chief executive officer and our general compensation philosophy as described above. In accordance with the terms of Mr. Hilpert’s separation agreement with the company, the company (i) accelerated the vesting of 800,000 unvested stock options held by Mr. Hilpert; (ii) released its repurchase right on 500,000 restricted shares of company common stock held by Mr. Hilpert; and (iii) agreed to pay Mr. Hilpert his full bonus for the year. Using a pre-determined formula linked to the company’s performance in fiscal 2002, we set Mr. Hilpert’s potential fiscal 2002 bonus at $XXX.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

      Internal Revenue Code Section 162(m) could, depending on future compensation levels, limit the company’s ability to deduct compensation in excess of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of “performance-based” compensation. Based on 2002 compensation levels, no such limits on the deductibility of compensation were applicable for any officer. We have not adopted a policy specifically prohibiting compensation at a level that would limit deductions. While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. Based on this approach and with the intent of preserving the deductibility of executive compensation, in 2001, we recommended, and the Board and shareholders approved, the Williams-Sonoma, Inc. 2001 Stock Option Plan and the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan.

Who Prepared this Report?

      The Compensation Committee, comprised of Adrian D.P. Bellamy, Chairman of the Committee, and Richard T. Robertson, prepared this report.

PERFORMANCE GRAPH

      This graph compares the cumulative total shareholder return for our common stock with those for the CRSP Index for the New York Stock Exchange and the CRSP Index for the NASDAQ Retail Trade Stocks, our peer index group. Our peer group includes over 150 companies. The cumulative total return listed below assumed an initial investment of $100 and reinvestment of dividends. The graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

Comparison of Five-Year Cumulative Total Returns of the Company,

CRSP* Index for the NYSE Stock Market (U.S. Companies) and
CRSP Index for NASDAQ Retail Trade Stocks

	2/1/98	1/31/99	1/30/00	1/28/01	2/3/02	2/2/03

Williams-Sonoma, Inc.	100.0	163.0	148.0	119.5	210.4	222.4
NYSE Stock Market	100.0	121.0	123.3	136.2	123.5	100.7
NASDAQ Retail Trade	100.0	122.0	97.8	71.6	89.6	72.9

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 2/1/98.

*	Center for Research in Security Prices, The University of Chicago, Graduate School of Business.

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee?

      During the entire fiscal 2002, Heather M. Reisman and Michael R. Lynch served on the Audit Committee. Edward A. Mueller served as Chairman of the Audit Committee from February 4, 2002 until his election as our Chief Executive Officer beginning January 13, 2003. Each member of the Audit Committee is (or was during his membership) independent under the rules of The New York Stock Exchange as currently in effect. Mr. Lynch was appointed Chairman of the Audit Committee, until the appointment of a successor chairman, as of February 10, 2003. Adrian D.P. Bellamy was appointed to the Audit Committee as of February 11, 2003.

What is the role of the Audit Committee?

      Our role is detailed in the Audit Committee Charter, which was amended and restated by our Board of Directors on April 2, 2003, and is attached to this Proxy Statement as Exhibit A. Specifically, we:

•	Serve as an independent and objective party to monitor the company’s financial reporting process and internal control system;

•	Review and appraise the company’s independent auditors and internal audit department; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board.

How do we meet our responsibilities?

      We perform the following functions:

•	Monitor the integrity of the company’s financial reports and other company financial information;

•	Appoint and/or replace the independent auditors, pre-approve all audit and non-audit services of the independent auditors and assess their qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures and independent auditors;

•	Monitor the company’s compliance with legal and regulatory requirements; and

•	Retain independent legal, accounting or other advisors, when necessary and appropriate.

How did we perform our responsibilities in fiscal 2002?

      During fiscal 2002, we did the following:

•	Reviewed and discussed the company’s audited financial statements with management;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management;

•	Reviewed and discussed all company earnings press releases, sales releases and guidance releases with management;

•	Met with Deloitte & Touche LLP, our independent auditors, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•	Confirmed Deloitte’s independence from the company and management based on the following: (i) no member of Deloitte’s audit team is or has been employed by the company in a financial reporting oversight role, and (ii) our review of audit and non-audit fees and the written disclosures and letter from Deloitte as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as modified and supplemented.

What matters did we discuss with Deloitte?

      During fiscal 2002, we discussed the following, among other things, with Deloitte:

•	Deloitte’s responsibilities and matters relating to their independence;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•	Matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

      All services, whether audit or non-audit services, performed by Deloitte must be pre-approved by us or a designated member of our committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than a year before performance begins. Approval can be for general classes of permitted services such as “annual audit services” or “tax consulting services.” A written engagement letter, including a description of the permitted services, the dates of the engagement and the fees for such services, must be approved in accordance with these procedures before performance begins.

Did we review the fees paid to Deloitte for fiscal 2002?

      Yes, we reviewed and discussed the fees paid to Deloitte during fiscal 2002 for audit and non-audit related services, which are described in detail below. We determined that the provision of non-audit services are compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2002?

      Yes and we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission.

Who prepared this report?

      This report was prepared by members of the Audit Committee, during fiscal 2002, Michael R. Lynch, Heather M. Reisman and Edward A. Mueller (who served until he resigned from the Audit Committee upon his appointment as the company’s Chief Executive Officer beginning January 13, 2003).

AUDIT AND RELATED FEES

      During fiscal 2002, Deloitte did not perform any prohibited non-audit services for the company, including financial and systems design and implementation.

Audit fees

      Deloitte billed approximately (i) $448,000 during fiscal 2002 and (ii) $329,000 during fiscal 2001, for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review the company’s condensed, consolidated financial statements included in our Quarterly Reports on Forms 10-Q.

Audit-related fees

      Deloitte billed approximately (i) $212,000 during fiscal 2002 and (ii) $71,500 during fiscal 2001, for audit related services.

Tax fees

      Deloitte billed approximately (i) $19,000 during fiscal 2002 and $73,600 during fiscal 2001, for tax compliance services; (ii) $0 during fiscal 2002 and fiscal 2001, for tax preparation services; (iii) $100,000 during fiscal 2002 and $438,000 during fiscal 2001, for tax consulting services; and (iv) $28,000 during fiscal 2002 and $0 during fiscal 2001, for tax software license fees.

All other fees

      Deloitte billed approximately (i) $0 during fiscal 2002 and (ii) $201,400 during fiscal 2001, for non-audit services. In addition, Deloitte Consulting, a subsidiary of Deloitte and Touche LLP, billed approximately $341,000 for fiscal 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During fiscal 2002, we employed Kirk Lester as a financial analyst. Mr. Kirk Lester is the son of our Chairman Mr. W. Howard Lester. Mr. Kirk Lester earned $XX, and received standard employee benefits, for his services during the year.

      Our operating leases include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of W. Howard Lester, Chairman of the Board and a significant shareholder of ours, and James A. McMahan, a director and significant shareholder of ours. Partnership 1 does not have operations separate from leasing of this distribution facility to us and does not have lease agreements with any unrelated third parties.

      Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of Industrial Development Bonds in 1983 and 1985. Annual principal payments and monthly interest payments are required through maturity in December 2010. The Partnership 1 Industrial Development Bonds are collateralized by the distribution facility and the individual partners guarantee the bond repayments. As of February 2, 2003, $3,214,000 was outstanding under the Partnership 1 Industrial Development Bonds.

      The operating lease for this distribution facility requires us to pay annual rent of $618,000 plus interest on the bonds calculated at a variable rate determined monthly (2.5% in February 2, 2003), applicable taxes, insurance and maintenance expenses. Although the current term of the lease expires in August 2004, we are obligated to renew the operating lease until these bonds are fully repaid.

      We have an operating lease entered into in August 1990 for another distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from leasing this distribution facility to us and does not have lease agreements with any unrelated third parties.

      Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of Industrial Development Bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 Industrial Development Bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of February 2, 2003, $16,157,000 was outstanding under the Partnership 2 Industrial Development Bonds.

      The operating lease for this distribution facility requires us to pay annual rent of approximately $2,700,000, plus applicable taxes, insurance and maintenance expenses. This operating lease has a term of 15 years expiring in August 2006, with three optional five-year renewal periods. We are, however, obligated to renew the lease until the bonds are fully repaid.

      On March 4, 2002, our Board authorized management to obtain information, conduct negotiations, and enter into appropriate agreements with the intent to pursue potential acquisitions of the distribution facilities currently leased from Partnerships 1 and 2 prior to the end of fiscal 2002. In January 2003, management concluded that the acquisition of such distribution facilities would not be beneficial to us from both an operational and financial standpoint. Therefore, the distribution facilities were not acquired.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the U.S. Securities and Exchange Commission. Based on their filings with the Securities and Exchange Commission and information provided to us by them, we believe that during fiscal 2002, our directors, officers and 10% shareholders complied with all Section 16(a) filing requirements, except that Mr. Mueller filed a Form 4 reporting the option grant in connection with his hiring one day late and Mr. Connolly reported a sale of 40,000 shares late.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      This table sets forth information regarding the ownership of our common stock, as of March 31, 2003, by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	each of our officers; and

•	all current executive officers and directors as a group.

      Unless otherwise noted, the persons listed below have sole voting and investment power. Unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van

Ness Avenue, San Francisco, CA 94109. Each director and executive officer furnished the information as to his or her ownership of common stock as of March 31, 2003.

		Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Position with Company	Beneficial Ownership		Class(1)

James A. McMahan	Director	XX	(2)	XX	%
2237 Colby Avenue Los Angeles, CA 90064
W. Howard Lester	Chairman	XX	(3)	XX	%
American Express Financial Corporation	—	8,492,192	(4)	XX	%
200 AXP Financial Center Minneapolis, MN 55474
Capital Group International, Inc.	—	4,136,980	(5)	XX	%
11100 Santa Monica Boulevard 15th Floor Los Angeles, CA 90025-3384
Patrick J. Connolly	Executive Vice President,	XX	(6)	XX	%
	Chief Marketing Officer, and Director
Charles E. Williams	Founder and	XX		X	%
	Vice Chairman
Dale W. Hilpert	Former Chief Executive	XX	(7)	X
	Officer
Laura J. Alber	President,	XX	(8)	X
	Pottery Barn Brands
James E. Boike	Executive Vice President and	XX	(9)	X
	Chief Operating Officer
Adrian D.P. Bellamy	Director	XX	(10)	X
Richard T. Robertson	Director	XX	(11)	X
Edward A. Mueller	Chief Executive Officer and	XX	(12)	X
	Director
Michael R. Lynch	Director	XX	(13)	X
Heather M. Reisman	Director	XX	(14)	X
All current executive officers and directors as a group (17 persons)	—	XX	(15)	XX	%

     *     Less than 1%.

(1)	Assumes exercise of stock options beneficially owned by the named individual or entity into shares of the Company’s Common Stock. Based on XXX shares outstanding as of March 31, 2003.

(2)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(3)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(4)	The information above and in this footnote is based on share information taken from the Schedule 13G of American Express Financial Corporation, filed February 13, 2003. American Express Financial Corporation, a parent holding company and registered investment advisor, has shared dispositive power of 8,492,192 shares of common stock and shared voting power over 4,425,930 shares of common stock.

(5)	The information above and in this footnote is based on share information taken from the Schedule 13G of Capital Group International, Inc., filed February 11, 2003. Capital Group International, Inc., a parent holding company of a group of investment management companies, has sole dispositive power over 4,136,980 shares of common stock and sole voting power over 3,374,860 shares of common stock.

(6)	Includes (i) XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003, and (ii) XXX shares owned by a trust established for the benefit of Mr. Connolly’s children.

established for the benefit of Mr. Connolly’s children, in which shares Mr. Connolly disclaims any beneficial interest.

(7)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(8)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(9)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(10)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(11)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(12)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003 and 4,400 shares held by Mr. Robertson’s spouse.

(13)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(14)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(15)	Includes XXX shares subject to nonqualified stock options, which are currently exercisable or exercisable within 60 days as of March 31, 2003.

(16)	Includes XXX shares subject to nonqualified stock options which are currently exercisable or exercisable within 60 days as of March 31, 2003.

SHAREHOLDER PROPOSALS

      Shareholder proposals must comply with two sets of requirements. First, shareholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws, a shareholder must give advance notice to our Secretary of any business, including nominations of candidates for our Board, that the shareholder wishes to bring before our Annual Meeting. To be timely, the notice must be received by our Secretary not less than 45 days nor more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting of shareholders. If the date of the Annual Meeting changes by more than 30 days from the anniversary of the preceding year’s Annual Meeting, notice by the shareholder must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us. With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business, the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

      Secondly, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals for our 2004 Annual Meeting must be received by our Secretary no later than December 17, 2003 since the Proxy Statement for the 2003 Annual Meeting was mailed on April 14, 2003. In the event that we elect to hold our next Annual Meeting at a different time of year than the time of year of this Annual Meeting, shareholder proposals must be received by us within a reasonable time before our solicitation is made. Shareholder nominations of directors are not shareholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in our proxy statement.

      If we do not have notice of a matter to come before the 2003 Annual Meeting by the earlier of March 15, 2003 or the date specified in the first paragraph of this section (or, in the event the next Annual Meeting is held at a different time of year as described in such paragraph, then by the date described in such paragraph), our proxy for such meeting will confer discretionary authority to vote for such matter.

      Shareholder proposals should be sent to the Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF REPORT ON FORM 10-K

      A copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, for fiscal 2002 as filed with the Securities and Exchange Commission is available upon written request and without charge to any shareholder by writing to:

Secretary
Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, California 94109

San Francisco, California

April 14, 2003

EXHIBIT A

Williams-Sonoma, Inc.

Audit Committee Charter
(as amended April 2, 2003)

PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by: (1) monitoring the integrity of the financial reports and other financial information provided by Williams-Sonoma, Inc. (the “Company”) to any governing body or the public, (2) appointing and/or replacing the Company’s independent auditor and assessing the independent auditor’s qualifications and independence, (3) reviewing the performance of the Company’s internal audit function and independent auditors, and the Company’s auditing, accounting, and financial reporting processes in general, and (4) monitoring the Company’s compliance with legal and regulatory requirements.

      Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures, and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent auditor and internal audit department, including obtaining and reviewing a report from the Company’s independent auditor at least annually regarding the adequacy of internal controls, among other things.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board of Directors.

      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

FORMATION

      The Board of Directors of Williams-Sonoma, Inc. has established the Audit Committee pursuant to Section 311 of the General Corporation Law of the State of California and Article III of the Company’s Restated Bylaws.

COMPOSITION

      The Audit Committee shall be comprised of not less than three independent members of the Company’s Board of Directors. Subject to the foregoing, the exact number of members of the Audit Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

      The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission; provided, however, that it shall be sufficient for at least one member of the Audit Committee to have equivalent expertise, as determined by the Board, if permitted by the New York Stock Exchange Listing Standards.

      The members of the Audit Committee shall be elected by the Board of Directors until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

      In addition to the responsibilities outlined elsewhere in this Charter, the Audit Committee shall perform such other specific functions as the Company’s Board of Directors may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board of Directors may from time to time request.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements and management’s discussion and analysis should be included in the Company’s Form 10-K.

      Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

      Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of significant deficiencies in internal controls.

      Review and discuss quarterly reports from the independent auditors on:

All critical accounting policies and practices to be used.

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      Discuss with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      Discuss with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

      Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

      Review and evaluate the lead partner of the independent auditor team.

      Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

      Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

      Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

      Review the appointment and replacement of the senior internal auditing executive.

      Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

      Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

      Discuss with the senior information technology executive and the Company’s Chief Financial Officer and Chief Accounting Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

      Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

      Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

      Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

      Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

MEETINGS

      A. The Audit Committee shall keep regular minutes of its meetings. Meetings and actions of the Audit Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

      B. The Audit Committee shall meet as often as it determines, but not less frequently than four times per year.

      C. The Audit Committee shall meet at least annually with management, the internal auditors, and the independent auditors in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.